Exhibit 10.6

3437 S. Airport Way Stockton, CA 95206

November 25, 2025

Christopher Rogers

[***]

Dear Mr. Rogers,

We are delighted to offer you the position of Chief Growth Officer for Applied Aerospace and Subsidiaries, contingent upon your successful completion of a Company paid pre-employment physical, drug screen and background check.

Key Terms of the Offer:

•	Position Title: Chief Growth Officer

•	Exemption Status: Salary/Exempt

•	Reporting To: James “Trip” Ferguson, CEO

•	Estimated Start Date: December 1, 2025

•	Work Location: Remote (home office in Virginia)

•	Work Schedule: 9/80 Schedule (every other Friday off)

•	Compensation:
•	Base rate of pay: $350,000 annualized (paid bi-weekly).

•	Annual Bonus: Eligible for the Leadership EBITDA bonus. Target is 65% of base compensation.

•

Discretionary Bonus Potential: May be eligible for a bonus, estimated at 2% of annualized base compensation, pending Company achieving financial objectives and other parameters that are considered for this discretionary bonus.

•	Safety Bonus: Up to $350 annually via payroll and up to 2 days paid vacation based on Company achieving safety objectives & other parameters as specified in the safety program.

•	Vacation: You will accrue 4.62 hours per pay period (120 hours/3 weeks per year).

•	Benefits:

•

All regular/full-time employee benefits including enrollment in the Medical, Dental, Vision, Life Insurance, Disability, and 401K plan are available to you in accordance with the attached summary titled “Non-Union Benefit Structure”.

•	Highlights include

•	up to 6% 401k match and profit sharing contribution

•	100% Employer paid dental, vision, life and disability offerings

We look forward to you accepting this position with Applied Aerospace as we anticipate your contributions will be of major benefit to the Company. Please respond with your signature below for acceptance of this position, within 2 business days.

Sincerely,

/s/ Leandra Wilson	/s/ Christopher Rogers
VP of HR	Employee Signature

Applied Aerospace